Exhibit 10.4

CONSULTING SERVICES AGREEMENT

     This CONSULTING SERVICES AGREEMENT ("Agreement") is entered into effective as of 28th October, 2009, by and between QUADRA PROJECTS INC. (the "Company"), a Nevada corporation having its office at 6130 Elton Avenue, Las Vegas, Nevada and ALPHA INTERNATIONAL MARKETING CORP. having its office at Ecomendeous 237 DPTO, Las Condes, Santiago, Chile ("Consultant").

RECITALS

WHEREAS Company is the manufacturer, developer and owner of the following products and proprietary technologies and operates the Business under the following trade names and divisions:

QES2000, a leading edge pyrolysis system technology for energy conversion and waste disposal incorporating equipment, software and software programs compatible with the said pyrolysis system technology for energy conversion waste disposal described as the “Energy Conversion and Waste Disposal Technology” and desires to appoint Consultant as general sales Consultant for the sale of Company’s product in the following Territories:

AND WHEREAS the Consultant has the expertise and access to international investors, firms, corporations and governments that the Company intends to target as potential financiers and customers for the Company’s products and technologies in North America, South America and the Caribbean (the “Territories”).

AND WHEREAS the Company desires to retain the services of Consultant on an exclusive basis as a corporate and marketing consultant and for the territories to provide assistance on corporate structure and specific projects, including and relating to marketing, road show presentations and related matters, and Consultant desires to be retained to provide such services.

AND WHEREAS the Company and Consultant anticipate that this Agreement will continue for 3 months from the 1st day of November 2009 to be renewed at the absolute discretion of the Company.

A G R E E M E N T:

     NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties agree as follows:

ARTICLE I

GENERAL DUTIES OF CONSULTANT

     1. APPOINTMENT AND ACCEPTANCE. The Company hereby retains Consultant as its an exclusive corporate and marketing consultant in the territories to perform the following consulting services and such other services as designated by the Company and to assist the Company in marketing its products and technologies by introducing the Company’s products and technologies to the

Consultant’s international network of potential customer or joint venture opportunities, including and relating to marketing and sales presentations of the Company’s products and technologies and related matters as designated from time to time by the Company (the "Services") and Consultant hereby agrees to do so, in accordance with the terms and conditions set forth in this Agreement.

     1.1 CORPORATE CONSULTING SERVICES TO BE PROVIDED BY CONSULTANT

(a)	Establishing suitable Investor and Public Relations for the Company in the Territories.

(b)	Introducing the Company to potential institutional capital investors for the purpose of raising capital in the Territories.

(c)	To assist the Company’s distributors in marketing the Company’s technology and products in the Territories.

     1.2 MANNER OF RENDERING OF SERVICES. Consultant agrees to render the services and to devote such time and attention to discharge its services in a complete and professional manner. Consultant shall be responsible for the specific manner and means by which the Services are carried out. Consultant agrees to devote his best efforts and skills in rendering the services and further agrees to furnish the services to the Company in a professional manner. Consultant will devote such reasonable time amount of time as the Consultant in Consultant’s sole discretion shall determine necessary in performing the services for the Company as stated herein. Consultant shall have discretion in selecting the dates and times it performs such services throughout the term hereof giving due regard to the needs of the Company's business.

     1.3 NATURE OF CONTRACT. Nothing contained in this Agreement or in the relationship of the Company and Consultant shall be deemed to constitute a partnership, joint venture, employer/employee or any other relationship, and Consultant shall at all times be deemed an independent contractor for purposes of this Agreement. Consultant's (and his employees and agents, if any) authority to bind the Company is limited expressly by this Agreement and Consultant (his employees and agents, if any) has no other express or implied ability or power to bind the Company.

     1.4 REPORTS. Consultant shall during the Term of this Agreement, provide the Company with written updates of results, observations and conclusions regarding the services performed and the results thereof on a timely basis.

ARTICLE II

AGREEMENT TERM

     2.1 TERM OF AGREEMENT. Unless terminated pursuant to Section 2.2 of this Agreement, the term of this Agreement shall commence on the effective date hereof and continue until the 31st day of January 2010 and at the absolute discretion of the Company may be extended ("Initial Extension") until May 30th 2010.

ARTICLE III CONSIDERATION

     3.1 CONSULTANT'S FEE. Consultant, during the term of the agreement, shall receive as compensation for the services rendered a fee of $50,000 per month for a total of $150,000, which fee shall be paid by the Company issuing to the Consultant 535,000 Restricted Common Shares having a price of $0.28 per Common Share.

ARTICLE IV

RESTRICTED SECURITIES

     4.1 NO REGISTRATION. The Consultant acknowledges and understands that neither the sale of the Securities which the Subscriber is acquiring nor any of the Securities themselves have been registered under the U.S. Act or any state securities laws, and, furthermore, that the Securities must be held indefinitely unless subsequently registered under the U.S. Securities Act or an exemption from such registration is available.

     4.2 LEGENDING OF THE SECURITIES. The Consultant also acknowledges and understands that the certificates representing the Securities will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

“The transfer of the securities represented by this certificate is prohibited unless registered under the US Securities Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act.

     5.1 EXPENSES. Consultant shall not be entitled to be reimbursed for any general and/or administrative expenses or overhead in carrying out Consultant's duties hereunder.

MISCELLANEOUS

     6.1 NOTICES. All notices hereunder shall be in writing and shall be either served by certified or registered mail, air courier, by hand, or by facsimile, in each case with charges prepaid. Notices shall be deemed effective when mailed, hand delivered, or faxed. Notices to Consultant shall be given at the address set forth in the records of the Company for Consultant. Notices to the Company shall be addressed to

This notice provision may be changed with respect to any party by such party notifying the other of such change in accordance with the provisions of this Section.

     6.2 TRANSFER OR ASSIGNMENT. Consultant shall not assign, transfer, pledge or hypothecate the rights or obligations under this Agreement, without the prior written approval of the Company.

     6.3 AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, personal representatives, administrators and assigns of the parties hereto.

     6.4 GOVERNING LAW. This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Nevada.

     6.5 COUNTERPARTS. This Agreement may be executed in several counterparts and delivered by facsimile, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

QUADRA PROJECTS INC. By:

/s/ Claude Diedrick __________________________________

Claude Diedrick

ALPHA INTERNATIONAL MARKETING CORP.

By:

/s/ Serge Borys ____________________________________

Serge Borys